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                                                                     EXHIBIT (5)


           [LAW OFFICES HASKELL SLAUGHTER & YOUNG, L.L.C. LETTERHEAD]
                           1200 AMSOUTH/HARBERT PLAZA
                             1901 SIXTH AVENUE NORTH
                         BIRMINGHAM, ALABAMA 35203-2618


                                            PLEASE REPLY TO: BIRMINGHAM




                                 April __, 1999


The Banc Corporation
17 North 20th Street
Birmingham, AL 35203

                    RE: REGISTRATION STATEMENT ON FORM S-4--
                              THE BANC CORPORATION
                             OUR FILE NO. 05136-012

Gentlemen:

         We have served as counsel for The Banc Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Corporation's Registration Statement on Form S-4, as amended (Commission File No. 333-_____) (the "Registration Statement"), of up to 2,164,921 shares of common stock, par value $.001 per share, of the Corporation (the "Shares") to be issued pursuant to that certain Plan and Agreement of Merger, dated as of February 25, 1999, by and among the Corporation and C&L Banking Corporation, that certain Plan and Agreement of Merger, dated as of February 25, 1999, by and among the Corporation, C&L Banking Corporation, C&L Bank of Bristol and C&L Bank of Blountstown, and that certain Share Exchange Agreement, dated as of February 25, 1999, by and among the Corporation, Bristol Acquisition Corporation, C&L Banking Corporation and C&L Bank of Bristol (collectively the "Agreements"). This opinion is furnished to you pursuant to the requirements of Form S-4.





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The Banc Corporation
April __, 1999
Page 2


         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Corporation and to the authorization and issuance of the Shares and the authorization and adoption of the Agreements as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized.

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Agreements, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                    Very truly yours,

                                    HASKELL SLAUGHTER & YOUNG, L.L.C.


                                    By
                                       --------------------------------------
                                           Robert E. Lee Garner